Exhibit C
ITEM 2 INFORMATION

The name, principal occupation and citizenship of each of the ETS Limited Directors is set forth below:

Name	Principal Occupation	Citizenship
Mourant Directors (Cayman) Limited	Director	Cayman Islands
Karim Sehnaoui	Financial Advisor	United Kingdom

The business address of each of the ETS Limited Directors is c/o Mourant Ozannes Corporate Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, PO Box 1348, Grand Cayman KY1‑1108, Cayman Islands.

The name, principal occupation and citizenship of each of the ADS Securities Directors is set forth below:

Name	Principal Occupation	Citizenship
Mahmood Ebraheem Al Mahmood	Manager, ADS Securities	United Arab Emirates

The business address of each of the ADS Securities Directors is CI Tower, Corniche Road, Abu Dhabi, United Arab Emirates.

The name, principal occupation and citizenship of each of the ADS Holding Directors is set forth below:

Name	Principal Occupation	Citizenship
Khaled Bin Shaiban Almeheiri	Chairman and Board Member	United Arab Emirates
Jawad Shafique	Board Member	Pakistan
Mansoor Almarzooqi	Board Member	United Arab Emirates
Shamsa Al Ahbabi	Board Member	United Arab Emirates
Abdullah Tahlak	Board Member	United Arab Emirates
Lukasz Wozniak	Board Member	Poland

The business address of each of the ADS Holding Directors is CI Tower, Corniche Road, Abu Dhabi, United Arab Emirates.

The name, principal occupation and citizenship of each of the ADQ Directors is set forth below:

Name	Principal Occupation	Citizenship
H.H. Sheikh Tahnoon bin Zayed Al Nahyan	Chairman	United Arab Emirates
H.E. Jassem Mohamed Bu Ataba Alzaabi	Vice Chairman	United Arab Emirates
H.H. Sheikh Zayed bin Hamdan bin Zayed Al Nahyan	Board Member	United Arab Emirates
H.E. Sheikh Abdullah bin Mohamed Al Hamed	Board Member	United Arab Emirates
H.E. Mohamed Hassan Alsuwaidi	Board Member, Managing Director & Chief Executive Officer	United Arab Emirates
H.E. Dr. Ahmad Al Mazrouei	Board Member	United Arab Emirates
H.E. Mohamed Mubarak Fadel Al Mazrouei	Board Member	United Arab Emirates
H.E. Ali Mohamed Hamad Al Shamsi	Board Member	United Arab Emirates
Kaj-Erik Relander	Board Member	Finland

The name, principal occupation and citizenship of each of the ADQ Officers is set forth below:

Name	Principal Occupation	Citizenship
H.E. Mohamed Hassan Alsuwaidi	Board Member, Managing Director & Chief Executive Officer of ADQ	United Arab Emirates
Anas Jawdat Albarguthi	Chief Operating Officer	United Arab Emirates
Bashar Al-Rousan	Chief Legal and Compliance Officer	United Arab Emirates
Dr. Jaap Kalkman	Group Chief Investment Officer	The Netherlands
Louay Abou Chanab	Chief Strategy Officer	Canada
Marcos de Quadros	Chief Financial Officer	Brazil
Hamad Al Hammadi	Deputy Group Chief Executive Officer	United Arab Emirates
Mansour Almulla	Deputy Group Chief Executive Officer	United Arab Emirates
Gil Adotevi	Group Chief Investment Officer	Canada